UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20. 2012

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On December 20, 2012, Shiloh Industries, Inc. (the "Company") issued a press release announcing its operating results for the three months and fiscal year ended October 31, 2012. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated December 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2012	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
(330) 558-2600

SHILOH INDUSTRIES REPORTS FOURTH QUARTER and FISCAL 2012 RESULTS

Valley City, OH, December 20, 2012 - Shiloh Industries, Inc. (Nasdaq: SHLO) today reported financial results for its fourth quarter and fiscal year ended October 31, 2012.

Fourth Quarter and Fiscal 2012 Highlights:

•	Sales revenue for the quarter increased to $148.9 million, an increase of 3.6% from the prior year quarter. Fiscal 2012 sales revenues were $586.1 million, a 13.2% improvement over the prior year.

•	Gross profit for the quarter improved 6.1% to $12.5 million or 8.4% of sales revenue. Fiscal 2012 gross profit improved 30.3% to $50.7 million or 8.7% of sales revenue.

•	Operating income improved over 57% to $7.3 million for the quarter and for the fiscal year improved over 62% to $24.1 million.

•
Net income improved 61.5% to $0.21 per share diluted for the quarter from net income of $0.13 per share diluted in the prior year quarter. Fiscal 2012 net income improved 70.2% to $0.80 per share diluted over net income of $0.47 per share diluted in the prior year.

•	Total debt at October 31, 2012 was reduced to $21.6 million.

•	The Board of Directors of the Company declared a special dividend of $0.25 per share on December 7, 2012 to be paid on December 28, 2012.

Fourth Quarter 2012 Results:
Sales for the fourth quarter of fiscal 2012 were $148.9 million, an increase of 3.6% from $143.8 million in the fourth quarter of fiscal year 2011.
The Company reported a 57.5% improvement in operating income of $7.3 million or 4.9% of sales in the fourth quarter of 2012 compared to operating income of $4.6 million or 3.2% of sales in the prior year quarter. The improvement in operating performance is driven by continuous improvements in operating, quality and productivity metrics and a continued focus on leveraging Manufacturing and Selling, General and Administrative costs.
Interest expense for the fourth quarter of the fiscal year was $0.3 million compared to $0.4 million in the prior year fourth quarter.
The Company reported that net income per share diluted improved 61.5% compared to the fourth quarter of fiscal 2011. Net income for the fourth quarter of fiscal year 2012 was $3.6 million or $0.21 per share diluted compared to the fourth quarter of 2011 net income of $2.2 million or $0.13 per share diluted.

Fiscal 2012 Results:
For fiscal year 2012, sales of $586.1 million were $68.3 million or 13.2% higher than sales for fiscal 2011. The North American car and light truck industry production volumes increased by 19.3% compared to 2011 led by a 32.3% recovery by the traditional Asian OEM's, as they rebounded from the March 2011 Japan earthquake and tsunami and floods in Thailand. For the traditional American OEM's, where the Company has a higher concentration of parts, the overall production volumes increased by 11.0%.
Operating income for fiscal 2012 improved 62% to $24.1 million or 4.1% of sales revenue compared to an operating income of $14.8 million or 2.9% of sales revenue in fiscal 2011. The improvement reflects the increase in sales volume along with the lower cost structure, a result of the continued focus on operational efficiency.

Net income per diluted share improved over 70% compared to fiscal 2011. The Company's net income for fiscal 2012 was $13.5 million or $0.80 per share diluted compared to net income of $7.8 million or $0.47 per share diluted in fiscal 2011.
In commenting on the results of fiscal year 2012, Ramzi Hermiz, President and CEO, said “Shiloh continued to increase sales and improve operational performance in fiscal year 2012 as the overall economy and automotive industry in particular improved over the prior year. Along with the increased vehicle build levels, our improved operating leverage driven by our focus on effective cost management and improvement in operating efficiencies is reflected in our gross profit improvement of 30.3%, achieving 8.7% for fiscal 2012 compared to 7.5% for fiscal 2011."
"During 2012, the Company generated sufficient cash flow from operations to finance all of the operating needs of the Company while reducing the total debt to $21.6 million. The Company is well positioned to support the opportunities that are anticipated in 2013 and beyond."
Mr. Hermiz concluded, “As we look forward into fiscal 2013, our focus will be on our key tenants of leading with technology and innovation, achieving sustainable global profitable growth and acting with a sense of purpose and urgency."
Headquartered in Valley City, Ohio, Shiloh Industries is a leading supplier providing light weighting and noise, vibration and harshness (NVH) solutions to automotive, commercial vehicle and other industrial markets. Shiloh delivers these solutions through design,engineering and manufacturing of first operation blanks, engineered welded blanks, complex stampings and modular assemblies serving the body-in white, emission, powertrain and seating needs of OEM and Tier 1 customers. The Company has 14 wholly owned subsidiaries with locations in Georgia, Kentucky, Michigan, Ohio, Tennessee and Mexico, and employs approximately 1,400 skilled associates.

A conference call to discuss fourth quarter of fiscal year 2012 results will be held on Thursday, December 20, 2012, at 11:00 a.m. (ET). To listen to the conference call, dial (888) 455-2296 approximately five minutes prior to the start time and request the Shiloh Industries fourth quarter conference call.

Certain statements made by Shiloh Industries, Inc. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include the ability of the Company to accomplish its strategic objectives with respect to implementing its sustainable business model; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, the Company's primary raw material, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Credit Agreement or a decrease in customer demand which could cause a covenant default under the Credit Agreement; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	October 31,
	2012	2011
ASSETS:
Cash and cash equivalents	$174	$20
Accounts receivable, net	77,556	76,632
Related-party accounts receivable	536	434
Income tax receivable	1,201	1,688
Inventories, net	44,687	33,976
Deferred income taxes	2,153	2,228
Prepaid expenses	1,532	1,725
Total current assets	127,839	116,703
Property, plant and equipment, net	117,101	121,467
Deferred income taxes	3,294	918
Other assets	868	1,586
Total assets	$249,102	$240,674
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$447	$428
Accounts payable	63,633	57,214
Other accrued expenses	21,395	23,733
Total current liabilities	85,475	81,375
Long-term debt	21,150	25,700
Long-term benefit liabilities	32,819	24,019
Other liabilities	2,255	1,928
Total liabilities	141,699	133,022
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at October 31, 2012 and October 31, 2011, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 16,902,755 and 16,762,428 shares issued and outstanding at October 31, 2012 and October 31, 2011, respectively	169	168
Paid-in capital	65,120	63,950
Retained earnings	73,425	68,321
Accumulated other comprehensive loss: Pension related liability, net	(31,311)	(24,787)
Total stockholders’ equity	107,403	107,652
Total liabilities and stockholders’ equity	$249,102	$240,674

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Years Ended
	October 31,
	2012	2011
Revenues	$586,074	$517,743
Cost of sales	535,339	478,807
Gross profit	50,735	38,936
Selling, general and administrative expenses	27,519	23,658
Asset impairment (recovery), net	(834)	94
Restructuring charges (recovery)	(30)	352
Operating income	24,080	14,832
Interest expense	1,525	1,714
Interest income	—	3
Other (expense), net	(48)	(40)
Income before income taxes	22,507	13,081
Provision for income taxes	8,981	5,236
Net income	$13,526	$7,845
Earnings per share:
Basic earnings per share	$0.80	$0.47
Basic weighted average number of common shares	16,813	16,716
Diluted earnings per share	$0.80	$0.47
Diluted weighted average number of common shares	16,904	16,859

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Years Ended October 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,526	$7,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,793	22,367
Amortization of deferred financing costs	325	513
Asset impairment (recovery)	(834)	94
Recovery of restructuring charge	(30)	—
Deferred income taxes	1,898	1,920
Stock-based compensation expense	754	799
Gain on sale of assets	(65)	(19)
Changes in operating assets and liabilities:
Accounts receivable	(1,026)	(4,006)
Inventories	(10,711)	(13,057)
Prepaids and other assets	676	399
Payables and other liabilities	(3,116)	3,698
Accrued income taxes	491	(262)
Net cash provided by operating activities	20,681	20,291
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(17,095)	(18,452)
Proceeds from sale of assets	4,370	248
Net cash used in investing activities	(12,725)	(18,204)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividends	(8,422)	(2,004)
Decrease in overdraft balances	4,843	1,436
Proceeds from long-term borrowings	24,700	28,750
Repayments of long-term borrowings	(29,250)	(29,950)
Payment of deferred financing costs	(90)	(906)
Proceeds from exercise of stock options	417	573
Net cash used in financing activities	(7,802)	(2,101)
Net increase (decrease) in cash and cash equivalents	154	(14)
Cash and cash equivalents at beginning of period	20	34
Cash and cash equivalents at end of period	$174	$20
Supplemental Cash Flow Information:
Cash paid for interest	$1,237	$1,316
Cash paid for income taxes	$6,306	$3,202